Exhibit 10.5b

June 19, 2003

Charter Communications, Inc.
12405 Powerscourt Drive, Suite 400
St. Louis, Missouri 63131

Charter Communications Holding Company, LLC
12405 Powerscourt Drive, Suite 400
St. Louis, Missouri 63131

     Re:    First Amended and Restated Mutual Services Agreement.

Ladies and Gentlemen:

     Charter Communications, Inc. (“CCI”), Charter Communications Holding Company, LLC (“CCHC”) and Charter Investment, Inc., a Delaware corporation (“CII”), are parties to that certain First Amended and Restated Mutual Services Agreement dated as of December 21, 2000 (the “Original Mutual Services Agreement”) pursuant to which, among other things, CCHC, CCI and CII each made available certain rights and services to the one or both of the others. A copy of the Original Mutual Services Agreement is attached as Exhibit A hereto. (Capitalized terms used herein that are not otherwise defined herein shall have the meanings given in the Original Mutual Services Agreement.)

     As of the date hereof, CCI and CCHC are entering into a Second Amended and Restated Mutual Services Agreement (“Amended Mutual Services Agreement”). CII does not wish to enter into the Amended Mutual Services Agreement. Accordingly, we have agreed that:

1.	CII consents to CCI and CCHC entering into the Amended Mutual Services Agreement.

2.	CII agrees to continue to provide, pursuant to the terms of the Original Mutual Services Agreement, such rights and services to CCHC and CCI as may be reasonably requested in order for CCI to manage CCHC and to manage and operate the Cable Systems; provided, however, the rights and services to be provided by CII shall be limited to those that have been provided historically under the Original Mutual Services Agreement.

3.	CII will continue to be reimbursed for any rights or services so provided pursuant to the terms of the Original Mutual Services Agreement; provided, however, CII confirms that it shall not be entitled to make a profit or take a mark-up or premium in excess of the actual costs, expenses or fees incurred, paid or accrued in connection with the rights or services so provided.

4.	All notices pursuant to this letter agreement shall be sent to the addresses set forth on the Exhibit B hereto, in lieu of the addresses set forth in the Original Mutual Services Agreement.

5.	Nothing in this letter agreement is intended to abrogate or limit the obligations of certain affiliates of CCI to pay to CII the Existing Deferred Management Fee (which is payable pursuant to, and as defined in, the Amended and Restated Management Agreement, made as of the date hereof by and between Charter Communications Operating, LLC, on behalf of itself and all of its Specified Subsidiaries (as defined therein), and CCI (the “Amended and Restated Management Agreement”)) which represents liabilities for amounts previously owing pursuant to the Prior Management Agreement (as defined in the Amended and Restated Management Agreement) for services previously rendered.

6.	CII, CCI and CCHC agree that as between CCI or CCHC, on the one hand, and CII, on the other, the terms of the Original Mutual Services Agreement shall remain in full force and effect, as modified and supplemented by this letter agreement.

[SIGNATURE PAGE FOLLOWS]

     Please execute this letter in the space provided below to confirm your agreement to the foregoing.

CHARTER INVESTMENT, INC.

By:	/s/ Marcy A. Lifton

Name:	Marcy A. Lifton
Title:	Vice President

ACCEPTED AND AGREED:

CHARTER COMMUNICATIONS, INC.

By: /s/ Marcy A. Lifton

Name: Marcy A. Lifton
Title: Vice President

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC

By: /s/ Marcy A. Lifton

Name: Marcy A. Lifton
Title: Vice President

EXHIBIT A
ORIGINAL MUTUAL SERVICES AGREEMENT

FIRST AMENDED AND RESTATED
MUTUAL SERVICES AGREEMENT

     THIS FIRST AMENDED AND RESTATED MUTUAL SERVICES AGREEMENT (this “Agreement”) is made as of the 21st day of December, 2000 by and between Charter Communications, Inc., a Delaware corporation (“CCI”), Charter Investment, Inc., a Delaware corporation (“CII”), and Charter Communications Holding Company, LLC, a Delaware limited liability company (“CCHC”).

RECITALS

A.	CII and CCI are parties to that certain Mutual Services Agreement dated as of [November 12], 1999, as amended by Amendment No. 1 to the Mutual Services Agreement by and between CCI and CII, dated as of June 30, 2000 (as so amended, the “Original Agreement”) providing for among other things the availability of officers and employees of each of CCI and CII to the other to provide certain services.

B.	CCI is the sole manager of CCHC. CCI is a party to a series of Management Agreements, including with CCHC, pursuant to which it manages the Cable Systems owned by the subsidiaries of CCHC (the “Cable Systems”).

C.	The parties intend that the common law employees of CII shall become the common law employees of CCHC on or about January 1, 2001.

D.	CCI and CII desire to amend and restate in its entirety the Original Agreement in order to add CCHC as a party and to effect certain other changes as necessary to reflect the transfer of employees described in recital C and to maintain the services necessary to operate the Cable Systems.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       Services. Each of the parties hereto agrees to provide such rights and services to the one or both of the others as may be reasonably requested in order for CCI to manage CCHC and to manage and operate the Cable Systems, including but not limited to:

(a)	assistance by management and employees of either party to the other party;

(b)	use by CCI of such office space, administrative and support facilities and other rights and services as CCI may reasonably request; and

(c)	review, consultation and advice by any party to any other party with respect to the management and operations of the Cable Systems.

2.       Term. The term of this Agreement shall be until November 12, 2009, commencing on the Effective Date. This Agreement may be terminated at any time by any of the parties upon thirty days’ written notice to the other parties.

3.       Effective Date. This Agreement shall become effective only upon the date of transfer of CII’s employees to CCHC (the “Effective Date”).

4.       Payments. CCHC may request reimbursement by CCI of all or any portion of expenses and costs incurred with respect to the services provided hereunder, including without limitation, wages, salaries, payroll taxes and other labor costs. CCI will promptly reimburse any such requested amounts.

5.       Indemnity. Each party shall indemnify and hold harmless the other party and its directors, officers and employees from and against any and all claims that may be made against any of them in connection with this Agreement except due to its or their gross negligence or willful misconduct.

6.       Notices. All notices, demands, requests or other communications required or that may be given under this Agreement shall be in writing and shall be given to the other party by personal delivery, overnight air courier (with receipt signature) or facsimile transmissions (with confirmation of transmission) sent:

If to CII:

Charter Investment, Inc. 12444 Powerscourt Drive, Suite 400 St. Louis, Missouri 63131 Attention: Jerald L. Kent Fax: 314-965-8793

If to CCI:

Charter Communications, Inc. 12444 Powerscourt Drive, Suite 400 St. Louis, Missouri 63131 Attention: Jerald L. Kent Fax: 314-965-8793

If to CCHC:

Charter Communications Holding Company, LLC 12444 Powerscourt Drive, Suite 400 St. Louis, Missouri 63131 Attention: Jerald L. Kent Fax: 314-965-8793

7.       Governing Law. This Agreement and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to the choice of law principals thereof.

8.       Further Assurances. Each of the parties to this Agreement agrees to execute and deliver such other documents and to take such other action as may be necessary or convenient to consummate the purposes and subject matter of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written and effective as of the Effective Date.

CHARTER INVESTMENT, INC., a Delaware corporation

By:	/s/ Curtis S. Shaw

Name: Curtis S. Shaw Title: Senior Vice President, General Counsel and Secretary

CHARTER COMMUNICATIONS, INC., a Delaware corporation

By:	/s/ Curtis S. Shaw

Name: Curtis S. Shaw Title: Senior Vice President, General Counsel and Secretary

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC, a Delaware limited liability company

By:	/s/ Curtis S. Shaw

Name: Curtis S. Shaw Title: Senior Vice President, General Counsel and Secretary

EXHIBIT B
NOTICE ADDRESSES:

Notice Address for CCI and CCHC:

Charter Communications, Inc.
12405 Powerscourt Drive, Suite 400
St. Louis, Missouri 63131
Attention:     Carl Vogel
Fax: 314-965-8793

With a copy to the attention of CCI’s general counsel at the same address.

Notice address for CII:

Charter Investment, Inc.
c/o Vulcan Inc.
505 5th Avenue South
Seattle, WA 98104
Fax: 206-342-3000

With a copy to the attention of CII’s general counsel at the same address.